CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
Title of each class of	to be	offering	aggregate	registration
securities to be registered	registered (1)	price per share	offering price	fee (2)
Common Stock, par value $0.001 per share	3,680,000	$21.645(2)	$79,653,600	$5,679.30(3)

(1)	Includes 480,000 shares of common stock that may be purchased by the underwriter pursuant to its option to purchase additional shares of common stock to cover overallotments, if any.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Act”) and based on the average of the high and low prices of NxStage Medical Inc.’s common stock as reported on The Nasdaq Global Market on November 16, 2010.

(3)	Calculated in accordance with Rule 457(r) under the Act.

Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-170654
Prospectus Supplement (To Prospectus dated November 17, 2010)

3,200,000 Shares

NxStage Medical, Inc.

Common Stock

We are offering to sell 3,200,000 shares of our common stock, par value $0.001.

Our common stock is listed on The NASDAQ Global Market under the symbol “NXTM.” On November 17, 2010 the last reported sales price per share of our common stock on The NASDAQ Global Market was $21.38.

Investing in our common stock involves a high degree of risk. You should read carefully this prospectus supplement, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus before you invest. Please see “Risk Factors” on page S-3 for more information.

The underwriter has agreed to purchase from us the common stock being offered by us pursuant to this prospectus supplement at a price of $20.04 per share, which will result in $64,128,000 of proceeds to us (before expenses). We have granted the underwriter the right to purchase up to an additional 480,000 shares of our common stock at a price of $20.04 per share to cover over-allotments, if any.

The underwriter may offer our common stock from time to time in one or more transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Canaccord Genuity

The date of this prospectus supplement is November 17, 2010

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering, about us and the common stock offered hereby. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying base prospectus or any document incorporated by reference, the information in this prospectus supplement shall control and you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or any accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference is accurate on any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “NxStage,” “we,” “us” and “our” and similar terms refer to NxStage Medical, Inc. and our subsidiaries on a consolidated basis.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary does not contain all the information you should consider before investing in our common stock. Please read the entire prospectus supplement and the accompanying base prospectus, including the financial statements and other information incorporated herein by reference.

Our Company

We are a medical device company that develops, manufactures and markets innovative products for the treatment of kidney failure, fluid overload and related blood treatments and procedures. Our primary product, the NxStage System One, or System One, was designed to satisfy an unmet clinical need for a system that can deliver the therapeutic flexibility and clinical benefits associated with traditional dialysis machines in a smaller, portable, easy-to-use form that can be used by healthcare professionals and trained lay users alike in a variety of settings, including patient homes, as well as more traditional care settings such as hospitals and dialysis clinics. Given its design, the System One is particularly well-suited for home hemodialysis and a range of dialysis therapies including more frequent, or “daily,” dialysis, which clinical literature suggests provides patients better clinical outcomes and improved quality of life.

The System One is cleared by the United States Food and Drug Administration, or FDA, for home hemodialysis as well as hospital and clinic-based dialysis. We also sell needles and blood tubing sets primarily to dialysis clinics for the treatment of end-stage renal disease, or ESRD, which we refer to as the in-center market. We believe our largest future product market opportunity is for our System One used in the home hemodialysis market, or home market, for the treatment of ESRD.

We report the results of our operations in two segments: System One and In-Center. We distribute our products in three markets: home, critical care and in-center. In the System One segment we derive our revenues from the sale and rental of equipment and the sale of disposable products in the home and critical care markets. We define the home market as the market devoted to the treatment of ESRD patients in the home and the critical care market as the market devoted to the treatment of hospital-based patients with acute kidney failure or fluid overload. In the In-Center segment, we derive our revenues from the sale of needles and blood tubing sets primarily used for in-center dialysis treatments.

Within the System One segment, we offer a similar technology platform of the System One for the home and critical care markets with different features. The FDA has cleared the System One for hemodialysis, hemofiltration and ultrafiltration. We offer primarily needles and blood tubing sets in the In-Center segment. Our products are predominantly used by our customers to treat patients suffering from ESRD or acute kidney failure. We have marketing and sales efforts dedicated to each market, although nearly all sales in the In-Center segment are made through distributors.

We were incorporated in Delaware in 1998 under the name QB Medical, Inc, and later changed our name to NxStage Medical, Inc. Financial results in each of our two reportable segments, including information about revenues from customers, measures of profit and loss, and total assets are discussed in our annual consolidated financial statements that are incorporated by reference herein.

The address of our principal executive office is 439 South Union Street, Fifth Floor, Lawrence, Massachusetts 01843 and our telephone number is (978) 687-4700. Our internet website is www.nxstage.com. We make our electronic filings with the Securities Exchange Commission (the “SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. Information on our website is not a part of, or incorporated by reference into, this prospectus supplement.

THE OFFERING

Common stock offered	3,200,000 shares

Common stock to be outstanding after this offering	52,305,809 shares (1)

Over-allotment option	We have granted the underwriter an option to purchase up to 480,000 shares of our common stock at a price of $20.04 per share to cover over-allotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds	We expect to receive net proceeds of approximately $63.7 million (or approximately $73.3 million if the underwriter’s over-allotment option is exercised in full), after deducting estimated offering expenses payable by us. We expect to use the net proceeds of the offering for working capital and general corporate purposes.

Nasdaq Global Market symbol for common stock	Our common stock is listed on The Nasdaq Global Market under the symbol “NXTM.”

Risk Factors	See “Risk Factors” and the other information contained in this prospectus supplement and to which we refer you for a discussion of factors you should consider carefully before deciding to invest in our securities.

Transfer Agent and Registrar	Computershare

Unless we indicate otherwise, the information in this prospectus supplement assumes that the underwriter will not exercise its over-allotment option.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 49,105,809 shares outstanding as of September 30, 2010 and, unless otherwise indicated, excludes:

•	7,186,556 shares of common stock issuable upon the exercise of outstanding options, of which 4,338,074 shares were exercisable as of September 30, 2010, with a weighted average exercise price of $7.60 per share;

•	818,444 shares reserved for issuance as restricted stock pursuant to outstanding equity compensation awards, nearly all of which are issuable upon the achievement of certain performance criteria;

•	787,698 shares of common stock reserved for future issuance under our equity incentive plans; and

•	7,133,329 shares of common stock issuable upon the exercise of outstanding warrants of which 5,500,000 shares are issuable based upon the achievement of certain performance criteria.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompanying base prospectus, and in the documents we incorporate by reference in this prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our Form 10-K for the year ended December 31, 2009 and in “Part II — Item 1A. Risk Factors” of our Form 10-Q for the quarterly period ended September 30, 2010, in each case as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and in the Investors section of our website at http://www.nxstage.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below, the file number for each of which is 000-51567, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010;

•	our Proxy Statement for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 29, 2010;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	our Current Reports on Form 8-K filed with the SEC on March 5, 2010, June 1, 2010 and July 23, 2010 (but not including the information under, or incorporated by reference into, Item 7.01 of the Form 8-K filed on July 23, 2010); and

•	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 7, 2005 (Registration No. 000-51567), including any amendments or reports filed to update such information.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus supplement is a part and all such documents that we file with the SEC after the date of this prospectus supplement and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone at:

NxStage Medical, Inc.
Attention: Corporate Secretary
439 South Union Street, 5th Floor
Lawrence, MA 01843
(978) 687-4700

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 2 1E of the Exchange Act. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Our “forward-looking statements” include, but are not limited to, statements regarding:

•	our business, operations and financial condition;

•	the market adoption of our products in the United States and internationally;

•	the growth of the home, critical care and in-center dialysis markets in general and the home hemodialysis market in particular;

•	the development and commercialization of our products;

•	changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc.;

•	the adequacy of our funding;

•	our ability to sustain positive cash flows;

•	our need for and our ability to obtain additional funding;

•	whether and when we might achieve improvements to our gross margins and operating expenses;

•	expectations with respect to our operating expenses and achieving our business plan;

•	expectations with respect to achieving profitable operations;

•	expectations with respect to achieving improvements in product reliability;

•	the timing and success of the submission, acceptance and approval of regulatory filings and the impact of any changes in the regulatory environment with respect to our products or business;

•	the scope of patent protection with respect to our products;

•	the timing and success of competitive product offerings;

•	expectations with respect to the clinical findings of our FREEDOM study;

•	the impact of future changes to reimbursement for chronic dialysis treatments and the impact current economic conditions on our business; and

•	assumptions relating to the foregoing.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus supplement. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II  — Item 1A. Risk Factors” of our Form 10-Q for the quarterly period ended September 30, 2010, in each case as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. You should read these factors and the other cautionary statements made in this prospectus supplement as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement. Each forward-looking statement contained in this prospectus supplement reflects management’s view only as of the date on which that forward-looking statement was made. We are not obligated to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $63.7 million after deducting estimated offering expenses payable by us, assuming no exercise of the underwriter’s over-allotment option. If the underwriter exercises in full its option to purchase 480,000 additional shares, we expect to receive net proceeds of approximately $73.3 million after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010:

•	on an actual basis; and

•	as adjusted to give effect to the receipt of the proceeds of the offering less estimated offering expenses.

	As of September 30, 2010
	Actual	As Adjusted
	(In thousands — except share data)
	(Unaudited)

Cash and cash equivalents	$21,974	$85,627

Current Portion of Long Term Debt	$59	$59

Long Term debt	$39,779	$39,779

Stockholders’ equity:
Undesignated preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2010, no shares issued and outstanding as adjusted	—	—
Common Stock, par value $0.001, 100,000,000 shares authorized, 49,310,143 shares issued as of September 30, 2010, 52,510,143 shares issued as adjusted	$49	$52
Additional paid-in capital	$381,585	$445,235
Accumulated deficit	$(302,133)	$(302,133)
Accumulated other comprehensive income	$244	$244
Treasury stock, at cost: 204,334 shares as of September 30, 2010 and as adjusted	$(2,232)	$(2,232)

Total stockholders’ equity	$77,513	$141,166

Total capitalization	$117,351	$181,004

The table assumes that the underwriter’s option to purchase additional shares related to this offering is not exercised.

You should read this table together with our financial statements and notes thereto and other financial and operating data included elsewhere in this prospectus supplement or in the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value at September 30, 2010, was $8.7 million, or $0.18 per share, based on 49,105,809 shares of our common stock outstanding as of that date. After giving effect to the sale of 3,200,000 shares of common stock by us at an assumed public offering price of $20.65 per share, less the discount to the underwriter and estimated offering expenses, our net tangible book value as of September 30, 2010, would have been approximately $72.4 million, or $1.38 per share. This represents an immediate increase in the net tangible book value of approximately $1.20 per share to existing stockholders and an immediate dilution of $19.27 per share to investors in this offering. The following table illustrates this per share dilution:

Assumed Public Offering price per share		$20.65
Net tangible book value per share as of September 30, 2010	$0.18
Increase in net tangible book value per share after this offering	$1.20

Net tangible book value per share after this offering		$1.38

Dilution per share to new investors		$19.27

Assuming the exercise in full of the underwriter’s overallotment option, our net tangible book value at September 30, 2010 would have been approximately $1.55 per share, representing an immediate increase in the net tangible book value of approximately $1.37 per share to our existing stockholders and an immediate dilution in net tangible book value of $19.10 per share to new investors.

The foregoing tables and calculations are based on shares of our common stock outstanding as of September 30, 2010 and excludes:

•	7,186,556 shares of common stock issuable upon the exercise of outstanding options, of which 4,338,074 shares were exercisable as of September 30, 2010, with a weighted average exercise price of $7.60 per share;

•	818,444 shares reserved for issuance as restricted stock pursuant to outstanding equity compensation awards, nearly all of which are issuable upon the achievement of certain performance criteria;

•	787,698 shares of common stock reserved for future issuance under our equity incentive plans; and

•	7,133,329 shares of common stock issuable upon the exercise of outstanding warrants of which 5,500,000 shares are issuable based upon the achievement of certain performance criteria.

To the extent that outstanding warrants and options are exercised and restricted stock issued in the future, there will be further dilution to new investors. To the extent all of such outstanding options and warrants had been exercised and restricted stock issued as of September 30, 2010, net tangible book value per share after this offering would have been $3.18 per share and total dilution per share to new investors would have been $17.47 per share.

UNDERWRITING

We intend to offer shares of our common stock through the underwriter, Canaccord Genuity Inc. We have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 3,200,000 shares of our common stock at $20.04 per share.

The underwriter has agreed to purchase all of the shares of our common stock (other than those covered by the over-allotment option described below) sold under the underwriting agreement. The underwriter is offering the shares of our common stock, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the common stock and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter may offer our common stock from time to time in one or more transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Commissions and Discounts

In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts representing the difference between the price paid to us for the shares of our common stock ($20.04) and the public offering price paid by investors in the offering.

The expenses of the offering are estimated to be approximately $475,000. We are responsible for all of our expenses related to the offering, whether or not it is completed and up to $80,000 of the expenses of the underwriter, including reasonable fees and expenses of the underwriter’s legal counsel.

Over-Allotment Option

We have granted an option to the underwriter to purchase up to 480,000 additional shares of our common stock at $20.04 per share. The underwriter may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments.

Lock-Up Agreements

We and our executive officers and directors have entered into lock-up agreements with the underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of the underwriter, subject to limited exceptions, offer, sell, assign, transfer, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, or enter into any swap or other arrangement that transfers any economic consequences of ownership of our common stock or securities convertible into or exercisable or exchangeable for our common stock. These restrictions will be in effect for a period of 75 days after the date of this prospectus supplement with respect to NxStage and 20 days after the date of this prospectus supplement with respect to our executive officers and directors. At any time and without public notice, the underwriter may in its sole discretion release all or some of the securities from these lock-up agreements.

Price Stabilization and Short Positions

Until distribution of the shares of our common stock is completed, SEC rules may limit the underwriter from bidding for and purchasing shares of our common stock. However, the underwriter may engage in transactions that stabilize the price of the shares of our common stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriter creates a short position in our common stock in connection with this offering (i.e., if it sells more shares of our common stock than are listed on the cover page of this prospectus supplement), the underwriter may reduce that short position by purchasing shares of our common stock in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of shares of our common stock to stabilize its price or to reduce a short position may cause the price of shares of our common stock to be higher than it might be in the absence of such purchases.

The underwriter also may impose a penalty bid, whereby the underwriter may reclaim selling concessions allowed to other broker-dealers in respect of the common stock sold in the offering for their account if the underwriter repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares of our common stock in that it discourages resales of those shares of our common stock.

The underwriter has advised us that these transactions may be effected on The NASDAQ Global Market or otherwise. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Relationship with NxStage

In the ordinary course of business, the underwriter and its affiliates may, in the future, engage in investment banking or other transactions of financial nature with us, including the provision of certain advisory services to us or financing transactions for which they may receive customary compensation.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock, and you are not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., or of any state thereof or the District of Columbia; or

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust, in general, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has made a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations.

If you are an individual, you may be treated as a resident of the U.S. in any calendar year for U.S. federal income tax purposes, instead of a nonresident, by, among other ways, being present in the U.S. for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of this calculation, you would count all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year. Residents of the U.S. are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

This discussion does not consider:

•	U.S. state, U.S. local or non-U.S. tax consequences;

•	all aspects of U.S. federal income and estate taxes or specific facts and circumstances that may be relevant to a particular non-U.S. holder’s tax position;

•	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

•	special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, broker-dealers and traders in securities; or

•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, is a holder of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership that may acquire our common stock, or a partner in such a partnership, you should consult a tax advisor regarding the tax consequences to you of the partnership’s acquisition, ownership and disposition of our common stock.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. The following summary assumes that you hold our common stock as a capital asset (generally, property held for investment). We undertake no obligation to publicly update or otherwise revise this summary whether as a result of new Treasury regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this summary. Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Dividends

We do not anticipate making cash distributions on our common stock in the foreseeable future. In the event, however, that we make distributions on our common stock, those payments will constitute dividends for U.S. federal tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they first will constitute a return of capital and will reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock. Any dividend paid to a non-U.S. holder on our common stock that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business will generally be subject to U.S. federal withholding tax at a rate of 30%, or a lower rate under an applicable income tax treaty. You are urged to consult your tax advisors regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us to withhold tax at a lower treaty rate, you must provide us with a Form W-8BEN (or other applicable form) certifying your eligibility for the lower treaty rate.

If you claim the benefit of an applicable income tax treaty rate, you generally will be required to satisfy applicable certification and other requirements. However,

•	in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to partners and the partnership will be required to provide certain information;

•	in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust,” or “foreign grantor trust” as defined in the U.S. Treasury regulations; and

•	look-through rules apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its tax advisor regarding its status under these U.S. Treasury regulations and the certification requirements applicable to it.

If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund on a timely basis with the U.S. Internal Revenue Service.

If the dividend is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the U.S., the dividend will generally be exempt from U.S. federal withholding tax, provided that you supply us with a properly executed Form W-8ECI. In this case, the dividend will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the U.S. and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the U.S., in which case the gain will be taxed on a net income basis at the regular graduated rates and in the manner applicable to U.S. persons and, if you are a foreign corporation, you may be subject to an additional branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty;

•	you are an individual who holds our common stock as a capital asset, are present in the U.S. for 183 days or more in the taxable year of the disposition and meet other requirements, in which case the gain will be taxed at a rate of 30%; or

•	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition and the period that you held our common stock and certain other conditions are met, in which case the gain will be taxed on a net income basis in the manner described in the first bullet paragraph above.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The tax relating to stock in a USRPHC generally will not apply to a non-U.S. holder whose holdings, direct and indirect, at all times during the applicable period, constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market in the calendar year of disposition. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Dividends paid to you are subject to information reporting and may be subject to U.S. backup withholding. You will be exempt from backup withholding if you provide a Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. person or otherwise establish an exemption.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you sell your common stock outside the U.S. through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the U.S., then the U.S. backup withholding and information reporting requirements generally (except as provided in the following sentence) will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if you sell our common stock through a non-U.S. office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that you are a non-U.S. person and various other conditions are met or you otherwise establish exemption.

If you receive payments of the proceeds of a sale of our common stock through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

You generally may obtain a refund or credit of any amount withheld under the backup withholding rules that exceeds your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

Additional Withholding Rules for Payments Made After December 31, 2012

The Hiring Incentives to Restore Employment Act of 2010 imposes a withholding tax of 30% on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless such entities satisfy additional certification, information reporting and other specified requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities). Failure to comply with the new reporting requirements could result in withholding tax being imposed on payments to such entities of dividends on, and proceeds from the sale of, our common stock. This legislation is generally effective for payments made after December 31, 2012. Prospective investors should consult their own tax advisors regarding this new legislation.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. person, as specially defined for U.S. federal estate tax purposes, at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

LEGAL MATTERS

Hogan Lovells US LLP has passed upon certain legal matters with respect to the common stock offered hereby. Certain legal matters will be passed upon for the underwriter by Goodwin Procter LLP.

EXPERTS

The consolidated financial statements of NxStage Medical, Inc. appearing in NxStage Medical Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of NxStage Medical Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Common Stock
Debt Securities
Preferred Stock
Warrants

We may, from time to time, offer, issue and sell senior or subordinated debt securities, preferred stock, common stock, or warrants to purchase our debt securities, preferred stock or common stock. The debt securities, preferred stock and warrants we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. We refer to our senior or subordinated debt securities, preferred stock, common stock, and warrants collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

This prospectus describes some of the general terms that may apply to the securities we or any selling securityholders may offer and sell. Each time we or any selling securityholders offer securities pursuant to this prospectus, we or any selling securityholders will provide one or more supplements to this prospectus or free writing prospectuses that contain specific information about the offering and the terms of any securities being sold. Before investing, you should carefully read this prospectus and any related prospectus supplement. Prospectus supplements or free writing prospectuses may also add, update or change information contained in this prospectus.

We or any selling securityholder may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “NXTM.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please see “Risk Factors” on page 2 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2010

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we or any selling securityholder may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or any selling securityholder sell securities pursuant to this prospectus, we or such selling securityholder will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, and any free writing prospectus that we prepare and distribute.

Neither we nor any selling securityholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying supplement to this prospectus or any free writing prospectus that may be incorporated by reference into this prospectus or any prospectus supplement or any documents incorporated by reference into this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement or any free writing prospectus or any other offering materials is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any accompanying prospectus supplement or any free writing prospectus is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “NxStage,” “we,” “us” and “our” and similar terms refer to NxStage Medical, Inc and our subsidiaries on a consolidated basis.

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PROSPECTUS SUMMARY

This summary contains a general summary of the information contained in this prospectus. It may not include all the information that is important to you. You should read the entire prospectus, the prospectus supplement delivered with the prospectus, if any, and the documents incorporated by reference before making an investment decision.

Our Company

We are a medical device company that develops, manufactures and markets innovative products for the treatment of kidney failure, fluid overload and related blood treatments and procedures. Our primary product, the NxStage System One, or System One, was designed to satisfy an unmet clinical need for a system that can deliver the therapeutic flexibility and clinical benefits associated with traditional dialysis machines in a smaller, portable, easy-to-use form that can be used by healthcare professionals and trained lay users alike in a variety of settings, including patient homes, as well as more traditional care settings such as hospitals and dialysis clinics. Given its design, the System One is particularly well-suited for home hemodialysis and a range of dialysis therapies including more frequent, or “daily,” dialysis, which clinical literature suggests provides patients better clinical outcomes and improved quality of life.

The System One is cleared by the United States Food and Drug Administration, or FDA, for home hemodialysis as well as hospital and clinic-based dialysis. We also sell needles and blood tubing sets primarily to dialysis clinics for the treatment of end-stage renal disease, or ESRD, which we refer to as the in-center market. We believe our largest future product market opportunity is for our System One used in the home hemodialysis market, or home market, for the treatment of ESRD.

We report the results of our operations in two segments: System One and In-Center. We distribute our products in three markets: home, critical care and in-center. In the System One segment we derive our revenues from the sale and rental of equipment and the sale of disposable products in the home and critical care markets. We define the home market as the market devoted to the treatment of ESRD patients in the home and the critical care market as the market devoted to the treatment of hospital-based patients with acute kidney failure or fluid overload. In the In-Center segment, we derive our revenues from the sale of needles and blood tubing sets primarily used for in-center dialysis treatments.

Within the System One segment, we offer a similar technology platform of the System One for the home and critical care markets with different features. The FDA has cleared the System One for hemodialysis, hemofiltration and ultrafiltration. We offer primarily needles and blood tubing sets in the In-Center segment. Our products are predominantly used by our customers to treat patients suffering from ESRD or acute kidney failure. We have marketing and sales efforts dedicated to each market, although nearly all sales in the In-Center segment are made through distributors.

We were incorporated in Delaware in 1998 under the name QB Medical, Inc, and later changed our name to NxStage Medical, Inc. Financial results in each of our two reportable segments, including information about revenues from customers, measures of profit and loss, and total assets are discussed in our annual consolidated financial statements that are incorporated by reference herein.

The address of our principal executive office is 439 South Union Street, Fifth Floor, Lawrence, Massachusetts 01843 and our telephone number is (978) 687-4700. Our internet website is www.nxstage.com. We make our electronic filings with the Securities Exchange Commission (the “SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. Information on our website is not a part of, or incorporated by reference into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Form 10-K, as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov and in the Investors section of our website at http://www.nxstage.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below, the file number for each of which is 000-51567, that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	our Proxy Statement for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 29, 2010;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	our Current Reports on Form 8-K filed with the SEC on March 5, 2010, June 1, 2010 and July 23, 2010 (but not including the information under, or incorporated by reference into, Item 7.01 of the Form 8-K filed on July 23, 2010).

•	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on October 7, 2005 (Registration No. 000-51567), including any amendments or reports filed to update such information.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below or by contacting the SEC as described above under the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

NxStage Medical, Inc.
Attention: Corporate Secretary
439 South Union Street, 5th Floor
Lawrence, MA 01843
(978) 687-4700

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Our “forward-looking statements” include, but are not limited to, statements regarding:

•	our business, operations and financial condition;

•	the market adoption of our products in the United States and internationally;

•	the growth of the home, critical care and in-center dialysis markets in general and the home hemodialysis market in particular;

•	the development and commercialization of our products;

•	changes in the historical purchasing patterns and preferences of our major customers, including DaVita Inc.;

•	the adequacy of our funding;

•	our ability to sustain positive cash flows;

•	our need for and our ability to obtain additional funding;

•	whether and when we might achieve improvements to our gross margins and operating expenses;

•	expectations with respect to our operating expenses and achieving our business plan;

•	expectations with respect to achieving profitable operations;

•	expectations with respect to achieving improvements in product reliability;

•	the timing and success of the submission, acceptance and approval of regulatory filings and the impact of any changes in the regulatory environment with respect to our products or business;

•	the scope of patent protection with respect to our products;

•	the timing and success of competitive product offerings;

•	expectations with respect to the clinical findings of our FREEDOM study;

•	the impact of future changes to reimbursement for chronic dialysis treatments and the impact current economic conditions on our business; and

•	assumptions relating to the foregoing.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in this prospectus. Important risks and factors that could cause our actual results to be materially different from our expectations include the factors that are disclosed in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K as updated by the additional risks and uncertainties set forth in other filings we make with the SEC or any accompanying prospectus supplement. You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Each forward-looking statement contained in this prospectus reflects management’s view only as of the date on which that forward-looking statement was made. We undertake no obligation to update forward-looking statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Any accompanying prospectus supplement will set forth our intended use of the net proceeds from the sale of our securities offered by us, which could include, among other uses, general corporate purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents the ratio of earnings to combined fixed charges and preferred stock dividends and the coverage deficiency for the last five fiscal years and the nine months ended September 30, 2010.

	For the Nine
	Months Ended
	September 30,	Year Ended December 31
	2010	2009	2008	2007	2006	2005

Deficiency of earnings to combined preference dividends and fixed charges (in thousands)	$(25,419)	$(43,467)	$(51,211)	$(58,396)	$(39,630)	$(24,480)

For the nine months ended September 30, 2010, and the years ended December 31, 2009, 2008, 2007, 2006 and 2005, earnings are inadequate to cover fixed charges and the dollar amount of the deficiency is disclosed in the above table, in thousands.

For purposes of calculating this deficiency, earnings consist of net loss before fixed charges. Fixed charges include interest expense, including amortization of deferred financing costs, and the portion of rent expense which we believe is representative of the interest component of rental expense.

This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

DESCRIPTION OF OUR COMMON STOCK

The following description of our common stock and the provisions of our restated certificate of incorporation and amended and restated bylaws are summaries and are qualified in their entirety by reference to our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement that includes this prospectus. The General Corporation Law of the State of Delaware, or the DGCL, may also affect the terms of our common stock.

Authorized and Outstanding Common Stock

Our restated certificate of incorporation provides that we have authority to issue 100,000,000 shares of our common stock, par value $0.001 per share. As of September 30, 2010, there were 49,310,143 shares of common stock issued and 49,105,809 shares of common stock outstanding, and there were outstanding warrants to purchase up to an additional 7,133,329 shares of our common stock and options to purchase 7,969,546 shares of our common stock.

Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “NXTM”.

Dividends

Our board of directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our restated certificate of incorporation and to those limitations prescribed by law. However, we have never paid or declared cash dividends on our common stock or any other securities. We do not anticipate paying cash dividends in the foreseeable future. In addition, certain of our loan agreements restrict our ability to pay dividends.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption (or, if any such rights have been granted in relation to the common stock, any such rights have been waived). Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding.

Stockholder Action; Meetings; Advance Notice Requirements

Our restated certificate of incorporation and our amended and restated bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our president or our board of directors. In addition, our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our restated certificate of incorporation described above.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

Limitations of Director Liability

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our restated certificate of incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for monetary damages to us or our stockholders for breach of the director’s fiduciary duty as a director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Indemnification

To the maximum extent permitted by law, our restated certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, judgment, fine and amounts paid in settlement actually and reasonably incurred by or on behalf of the indemnified party, if he or she acts in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful. In addition, we must advance or reimburse directors and officers for expenses they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general provisions of the debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Senior Debt Securities Indenture,” between NxStage and such trustee as may be appointed by NxStage. Any subordinated debt securities offered by means of this prospectus will be issued under a separate subordinated debt securities indenture, as amended or supplemented from time to time, which we refer to as the “Subordinated Debt

Securities Indenture,” between NxStage and such trustee as may be appointed by NxStage. The Senior Debt Securities Indenture and the Subordinated Debt Securities Indenture are referred to in this prospectus individually as the “Indenture” and collectively as the “Indentures.” A form of the Senior Debt Securities Indenture and a form of the Subordinated Debt Securities Indenture have been filed as exhibits to the Registration Statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described below under “Where to Find Additional Information.”

The Indentures are and will be subject to and governed by the Trust Indenture Act of 1939. The description of the Indentures set forth below assumes that NxStage has entered into both of the Indentures. NxStage will execute and deliver one or both of the Indentures when and if it issues debt securities. The statements made in this prospectus relating to the Indentures and the debt securities to be issued under the Indentures are summaries of some provisions of the Indentures and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such debt securities. Unless otherwise specified, capitalized terms used but not defined in this prospectus have the meanings set forth in the Indentures.

General

The debt securities offered by means of this prospectus will be direct obligations of NxStage. Senior debt securities will rank equally in right of payment with other senior and unsubordinated debt of NxStage that may be outstanding from time to time, and will rank senior in right of payment to all subordinated debt securities of NxStage that may be outstanding from time to time. Subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt of NxStage, as described under “Subordination” below.

Each Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by one or more resolutions of the board of directors of NxStage or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

Each Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. Any trustee under either Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by NxStage, by or pursuant to a resolution adopted by the board of directors, to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

The supplement to this prospectus relating to the series of debt securities being offered will contain information on the specific terms of such debt securities, including:

(1) the title of such series of debt securities;

(2) the classification of such debt securities as senior debt securities or subordinated debt securities;

(3) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(4) the percentage of the principal amount of such debt securities that will be issued and, if other than the entire principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount thereof that is convertible in accordance with the provisions of the applicable Indenture, or the method by which such portion shall be determined;

(5) the terms and conditions, if any, upon which such debt securities may be convertible into or exchangeable for other securities of NxStage or securities of another person and the terms and conditions upon which such conversion or exchange will be effected, including, without limitation, whether such debt securities are convertible into or exchangeable for common stock or other capital stock of NxStage or such other person, the initial conversion price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion period, provisions as to whether conversion or exchange will be at the option of the holders, NxStage, or such other person the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such debt securities;

(6) the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

(7) the rate or rates, or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the date or dates on which any such interest will be payable, the regular record dates for the interest payment dates, or the method by which the regular record dates are to be determined, the person to whom such interest will be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9) the place or places where the principal of (and premium, if any) and interest and any additional amounts related to specified taxes imposed on the holders of such debt securities, or “Additional Amounts,” on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon NxStage in respect of such debt securities and the applicable Indenture may be served;

(10) the date or dates on which, or period or periods within which, the price or prices at which, the currency in which, and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of NxStage, if NxStage is to have such an option;

(11) the obligation, if any, of NxStage to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which, or period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(12) if other than U.S. dollars, the foreign currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(13) whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

(14) whether such debt securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

(15) whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

(16) any deletions from, modifications of or addition to the events of default or covenants of NxStage with respect to such debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable Indenture;

(17) whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on such debt securities are to be payable, at the election of NxStage or a holder, in one or more currencies other than that in which such debt securities are payable in the absence of the making of such an election, the date or dates on which, or period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such debt securities are payable in the absence of the making of such an election and the currency or currencies in which such debt securities are to be payable upon the making of such an election;

(18) whether such debt securities will be issued in certificated or book-entry form and if in certificated form, the form and/or terms of the certificates or other documents and the other conditions to be satisfied;

(19) whether such debt securities will be in registered or bearer form, or both, the terms, if any, on which securities in registered form and in bearer form may be exchanged for each other, and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture, and any provisions in modification of, in addition to or in lieu of such provisions;

(21) if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(22) whether and to what extent such debt securities will be guaranteed by a guarantor and the identity of such guarantor;

(23) provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

(24) whether and under what circumstances NxStage will pay Additional Amounts as contemplated in the applicable Indenture on such debt securities to any holder thereof who is not a U.S. person and, if so, whether NxStage will have the option to redeem such debt securities in lieu of making such payment and the terms of any such option;

(25) the name of the applicable trustee and the address of its corporate trust office and, if other than the trustee, the name of each security registrar and paying agent;

(26) the date as of which any debt securities in bearer form and any temporary global security shall be dated if other than the date of original issuance; and

(27) any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

Debt securities offered by means of this prospectus may be original issue discount securities, in that they provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. If they are original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to such securities will be described in the applicable prospectus supplement.

Neither Indenture contains any other provisions that would limit the ability of NxStage to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving NxStage or in the event of a change of control of NxStage.

The rights of NxStage and its creditors, including holders of debt securities offered by means of this prospectus, to participate in the assets of NxStage’s subsidiaries upon the liquidation or recapitalization of such subsidiaries or otherwise will be subject to the prior claims of such subsidiaries’ respective secured and unsecured creditors (except to the extent that claims of NxStage itself as a creditor may be recognized).

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus in registered form will be issuable in denominations of $1,000 and integral multiples thereof and in bearer form will be issuable in denominations of $5,000, except that securities issued in global form may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any series of debt securities offered by means of this prospectus will be payable at the office or agency designated by NxStage in accordance with the Indenture. Unless otherwise specified in the applicable prospectus supplement, payment of interest on any such series of debt securities to the holders thereof on any regular record date will be made (1) to each person entitled thereto having an aggregate principal amount of debt securities of $1,000,000 or less, by check mailed to the address of such person as it appears in the security register and (2) to each person entitled thereto having an aggregate principal amount of debt securities of more than $1,000,000, either by check mailed to such person or, upon application by any such person to the security registrar not later than the applicable record date, by wire transfer in immediately available funds to such person’s account within the United States. Such an application will remain in effect until such person notifies the security registrar in writing to the contrary. In the case of any securities issued in bearer form, payment of interest may be made, at NxStage’s option, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest and any Additional Amounts on any debt securities in global form registered in the name of or held by The Depository Trust Company, or “DTC,” or its nominee will be payable to DTC or its nominee as the registered holder thereof.

Unless otherwise specified in the applicable prospectus supplement, any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security offered by means of this prospectus, or “Defaulted Interest,” will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such debt security is registered at the close of business on a special record date, which we refer to as the “Special Record Date,” for the payment of such Defaulted Interest to be fixed by the applicable trustee, with notice thereof to be given to the holder of such debt security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus will be exchangeable for other debt securities in registered form of the same series and of a like aggregate principal amount and tenor of any authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee or at an office or agency established by NxStage in accordance with the Indenture. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series offered by means of this prospectus may be surrendered for registration of transfer thereof at the corporate trust office of the trustee or other office or agency referred to above. Every debt security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities (other than specified exchanges not involving a transfer), but NxStage may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by NxStage with respect to any series of debt securities, NxStage at any time may rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that NxStage will be required to maintain a transfer agent in each place of payment for such series. NxStage at any time may designate additional transfer agents with respect to any series of debt securities offered by means of this prospectus.

NxStage may change the paying agent or security registrar under either Indenture without prior notice to the holders of the series of debt securities outstanding thereunder, and also may act as the paying agent and security registrar for such series.

Neither NxStage nor the trustee for any series of debt securities offered by means of this prospectus will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption (or, in the case of bearer securities, the date of first publication of such notice);

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	exchange debt securities in bearer form selected for redemption except for an exchange for any debt security that is registered in the security register of that series and of like tenor; or

•	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Covenants

Existence.  Except as described under “Consolidation, Merger and Sale of Assets” below, NxStage and each guarantor, if any, of the debt securities is required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except that (a) neither NxStage nor any such guarantor is obligated to preserve any right or franchise and (b) none of the guarantors is obligated to preserve its existence, in either case if NXStage determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Maintenance of Properties.  NxStage will cause, and will cause each of its subsidiaries to cause, all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of NxStage may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except that NxStage and any subsidiary may discontinue the operation and maintenance of any such properties if it determines that the discontinuance thereof is no longer desirable in the conduct of its business and is not disadvantageous in any material respect to the holders of the debt securities issued under the Indenture.

Payment of Taxes and Other Claims.  NxStage will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of NxStage or any subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of NxStage or any subsidiary, unless such lien would not have a material adverse effect upon such property, except that NxStage will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) for which NxStage has set apart and maintains an adequate reserve.

Delivery of SEC and Other Reports to the Trustee.  NxStage will ensure delivery to the trustee within 15 calendar days after it files annual and quarterly reports, information, documents and other reports with the SEC, copies of such reports and information, documents and other reports which NxStage is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If NxStage at any time is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it will continue to provide the trustee with reports containing substantially the same information as NxStage would have been required to file with the SEC if NxStage had continued to have been subject to such reporting requirements. In such event, NxStage will provide the trustee with such reports at the times at which NxStage would have been required to provide the reports if it had continued to have been subject to such reporting requirements.

Additional Covenants.  Any additional material covenants of NxStage contained in an Indenture for a series of debt securities offered by means of this prospectus, or any deletions from or modifications of the covenants described above, will be described in the prospectus supplement relating to such series.

Consolidation, Merger and Sale of Assets

Each Indenture provides that NxStage shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, another person, unless (1) the resulting, surviving or transferee person (if not NxStage) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such entity (if not NxStage ) expressly assumes by supplemental indenture, executed and delivered to the trustee in form reasonably satisfactory to the trustee, all of the obligations of NxStage under the applicable series of debt securities and such Indenture and (2) immediately after giving effect to such transaction, no default has occurred and is continuing under such Indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and shall be substituted for, and may exercise every right and power of, NxStage under the applicable Indenture.

Events of Default, Notice and Waiver

Each Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default in any payment of interest on, or any Additional Amounts payable in respect of, any debt security of such series when due and payable, which default continues for a specified period of days after the date when due and payable;

(2) default in the payment of the principal amount of (or premium, if any, on) any debt security of such series when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise;

(3) failure by NxStage to comply with its obligations under “Consolidation, Merger and Sale of Assets”;

(4) failure by NxStage for a specified period of days after written notice from the trustee or the holders of a specified amount in principal amount of such series of debt securities then outstanding has been received by NxStage to comply with any of its other agreements contained in the applicable Indenture; and

(5) certain events of bankruptcy, insolvency, or reorganization relating to NxStage or any Significant Subsidiary of NxStage or any guarantor of any debt security of such series.

The term “Significant Subsidiary” means each significant subsidiary of NxStage as defined in Regulation S-X promulgated under the Securities Act.

The prospectus supplement relating to a particular series of debt securities may contain information relating to deletions from, modifications of or additions to this list of events of default.

If an Event of Default under either Indenture with respect to debt securities of any series offered by means of this prospectus at the time outstanding, other than an Event of Default specified in clause (5) above, occurs and is continuing, then in every such case the trustee or the holders of not less than a specified amount in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the outstanding debt securities of that series to be due and payable immediately by written notice thereof to NxStage (and to the applicable trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default specified in clause (5) above occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the party of the trustee or any holder of any debt security of that series.

At any time after a declaration of acceleration with respect to debt securities of the applicable series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if (1) NxStage shall have paid or deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the debt securities of such series, plus certain fees, expenses, disbursements and advances of the trustee and (2) all Events of Default, other than the non-payment of principal (or premium, if any) or interest on debt securities of such series, have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series, (b) in the conversion or exchange of the debt securities in accordance with their terms or (c) in respect of a covenant or provision contained in the applicable Indenture that may not be modified or amended without the consent of the holders of all outstanding debt securities affected thereby.

Each trustee is required to give notice to the holders of debt securities within 90 days after a default under the applicable Indenture, except that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or any Additional Amounts on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee consider in good faith such withholding to be in the interest of such holders.

Each Indenture provides that no holders of debt securities of any series offered by means of this prospectus may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the trustee thereunder, for a specified period of days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than a specified amount in principal amount of the outstanding debt securities of such series (and no direction inconsistent with such written request has been given to the trustee by holders of a majority in principal amount of the outstanding debt securities of that series), as well as an offer of indemnity reasonably satisfactory to it. This provision, however, will not prevent any holder of such debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on, and any Additional Amounts payable with respect to, such debt securities at the respective due dates thereof or for the enforcement of any conversion right in such debt securities.

Subject to provisions in each Indenture relating to its duties in case of default, each trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of debt securities offered by means of this prospectus then outstanding under such Indenture, unless such holders shall have offered to the applicable trustee reasonable security or indemnity satisfactory to the trustee. The holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee, however, may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining in such direction.

Within 120 days after the close of each fiscal year, NxStage and each guarantor, if any, of any series of debt securities offered by means of a prospectus supplement must deliver to each trustee a certificate, signed by one of several specified officers, as to such officer’s knowledge of its compliance with all conditions and covenants of the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indentures

Subject to specified exceptions, each Indenture and any series of debt securities outstanding under such Indenture may be amended by a supplemental indenture with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of debt securities) and, subject to specified exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of such outstanding series of debt securities. However, without the consent of each holder of an outstanding debt security of such series affected thereby, no amendment may, among other things:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the stated time for payment of interest on any debt security;

•	reduce the principal amount of, or extend the stated maturity of, any debt security;

•	make any change that adversely affects the conversion rights, if any, of any debt security;

•	make any debt security payable in money other than that stated in such debt security;

•	impair the right of any holder to receive payment of principal (and premium, if any) and interest on, or any Additional Amounts payable with respect to, such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or

•	modify the foregoing amendment provisions or the provisions relating to waivers of past defaults, except to increase the percentage of the principal amount of the debt securities whose holders are required to consent to an amendment or waiver, or to provide that certain other provisions of the applicable Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of not less than a majority in principal amount of any series of debt securities outstanding under either Indenture have the right to waive compliance by NxStage with certain covenants in the applicable Indenture with respect to that series of debt securities.

Modifications and amendments of each Indenture may be made by NxStage and the applicable trustee without the consent of any holder of debt securities issued thereunder to:

•	cure any ambiguity, omission, defect or inconsistency contained in the Indenture;

•	provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of NxStage under the Indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	add guarantees with respect to the debt securities;

•	secure the debt securities;

•	add to the covenants of NxStage for the benefit of the holders of the debt securities, or to surrender any right or power conferred upon NxStage;

•	comply with any requirement of the SEC to effect the qualification of the Indenture under the Trust Indenture Act; or

•	make any change that does not materially and adversely affect the rights of the holders of the debt securities.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Each Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be (or shall have been declared to be) due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (2) the principal amount of a debt security denominated in a foreign currency or currencies that will be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in clause (1) above), (3) the principal amount of an indexed security that will be deemed outstanding will be the principal face amount of such indexed security on the issue date, unless otherwise provided with respect to such indexed security pursuant to the applicable Indenture, and (4) debt securities owned by NxStage or any other obligor upon the debt securities or any affiliate of NxStage or of such other obligor will be disregarded.

Each Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called by the trustee, by NxStage, pursuant to a resolution adopted by its board of directors, or by the holders of not less than 10% in principal amount of the outstanding debt securities of such series, in any such case upon satisfaction of any conditions and upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Notwithstanding the foregoing, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, except that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series, (1) there shall be no minimum quorum requirement for such meeting and (2) the holders of the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Discharge, Defeasance and Covenant Defeasance

NxStage may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable at their stated maturity within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable trustee, in trust, funds in such currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of the principal (and premium, if any) and interest and Additional Amounts payable to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or date of redemption, as the case may be.

Each Indenture provides that, if the provisions of the relevant Article of such Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, NxStage may elect either (1) to effect a “defeasance,” in which case it will be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay Additional Amounts, if any, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case it will be released from its obligations with respect to the covenants described under “— Certain Covenants” or, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by NxStage with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or Government Obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, NxStage has delivered to the applicable trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

Each Indenture defines “Government Obligations” to mean securities which are (1) direct obligations of the United States of America or any government or governments which issued the foreign currency or currencies in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or any such other government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof. Government Obligations will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, except that (other than as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after NxStage has deposited funds or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as described below) occurs in respect of the currency in which such deposit has been made, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. Each Indenture defines “Conversion Event” to mean the cessation of use of (a) a foreign currency other than the Euro both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the Euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (c) any currency for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If NxStage effects a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an Event of Default, the amount in such currency in which such debt securities are payable, and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. NxStage, however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the Senior Debt Securities Indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the Subordinated Debt Securities Indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior indebtedness, which is defined below. If there is a distribution to creditors of NxStage in a liquidation or dissolution of NxStage, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to NxStage, the holders of senior indebtedness will first be entitled to receive payment in full of all amounts due on the senior indebtedness (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, general creditors of NxStage may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness.

The Indentures will place no limitation on the amount of senior indebtedness that we may incur. We expect to incur from time to time additional indebtedness constituting senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

The Subordinated Debt Securities Indenture defines “senior indebtedness” as the principal of, and premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of NxStage, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by NxStage, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing. Senior indebtedness does not include:

•	indebtedness that expressly provides that such indebtedness (1) shall not be senior in right of payment to the subordinated debt securities, (2) shall be equal or junior in right of payment to the subordinated debt securities, or (3) shall be junior in right of payment to any of NxStage’s other indebtedness;

•	any indebtedness of NxStage to any of its majority-owned subsidiaries, other than indebtedness to NxStage’s majority-owned subsidiaries arising by reason of guarantees by NxStage of indebtedness of such subsidiary to a person that is not NxStage’s subsidiary; and

•	indebtedness for trade payables or the deferred purchase price of assets or services incurred in the ordinary course of business.

DESCRIPTION OF PREFERRED STOCK

General

Our restated certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2010, there were no series of preferred stock authorized or shares of preferred stock outstanding.

The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our restated certificate of incorporation and amended and restated bylaws and any applicable certificates of designation to our restated certificate of incorporation designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at the present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Terms

The board of directors is authorized, subject to limitations prescribed by law and the Company’s restated certificate of incorporation, to provide for the issuance of shares of preferred stock in series, by filing a certificate pursuant to applicable law of the State of Delaware, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the Company’s stock entitled to vote, without a vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of preferred stock.

Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	any other specific material terms, preferences, rights, limitations or restrictions of the preferred stock.

Voting Rights

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

As of the date of this prospectus, there are warrants outstanding to purchase up to in the aggregate 7,133,329 shares of our common stock.

We may issue warrants for the purchase of common stock, debt securities, preferred stock or any combination of the foregoing securities. Warrants may be issued independently or together with our securities offered by any prospectus supplement. Series of warrants may be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•	the number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the prices of the warrants may be payable;

•	securities for which the warrants are exercisable;

•	whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

•	the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	the minimum or maximum amount of such warrants, if any, that may be exercised at any one time;

•	any material risk factors relating to such warrants; and

•	any other material terms of such warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock beneficially owned by such selling securityholders that are covered by such prospectus supplement.

LEGAL MATTERS

The legal validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of NxStage Medical, Inc. appearing in NxStage Medical Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of NxStage Medical Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3,200,000 Shares

NxStage Medical, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

November 17, 2010